EXHIBIT D
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that, I, Mitchell Carucci, residing at 33 Lighthouse Rd., Great Neck, New York 11024, hereby appoint Walter Carucci, One Penn Plaza, New York, New York 10119, as my Attorney-in-Fact, to act in my capacity for my benefit with sole and exclusive authority to do the following:

          -- To purchase or sell any security of Monmouth Capital Corporation on behalf of Mitchell Carucci.

          -- To vote any securities of Monmouth Capital Corporation now or hereafter held by Mitchell Carucci.

          -- To prepare and sign all documents required by federal and state securities laws and by the Securities and Exchange Commission with respect to the holdings of Mitchell Carucci in Monmouth Capital Corporation.

     I hereby grant to my Attorney-in-Fact full right, power, and authority to do every act, deed, and thing requisite, necessary or advisable to be done concerning the above powers, as fully, to all intents and purposes, as I might or could do if personally present and acting, with full power of substitution and revocation, hereby ratifying and confirming all that said Attorney-in-Fact or substitute shall lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall become effective immediately, and shall not be affected by my disability or lack of mental competence, and shall continue effective until my death; provided, however, that this Power may be revoked by me as to my Attorney-in-Fact at any time by written notice to my Attorney-in-Fact.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of December 1, 1996, with regard to the stock of Monmouth Capital only.

                                         /s/ Mitchell Carucci
                                         ---------------------
                                         Mitchell Carucci

                                         /s/ John D. Browning
                                         ---------------------
                                         Notary Public

                                         John D. Browning
                                         Notary Public, State of New York
                                         No. 30-4914718
                                         Qualified in Nassau County
                                         Certificate Filed in New York County
                                         Commission Expires November 23, 1997